Exhibit 10.16

Office of the Senior Vice President	1 New Orchard Road
Human Resources	Armonk, NY 10504

May 28, 2021

Maryjo Charbonnier

Dear Maryjo,

I am delighted to extend an offer of employment to you at IBM as Chief Human Resources Officer, Kyndryl, currently the Managed Infrastructure Services unit of Global Technology Services (excluding TSS).

The attachment outlines the specifics of our offer. I am extremely excited about your joining the IBM team.

Please indicate your acceptance of this offer by signing and returning the letter, along with the Sign-on Payment Repayment Agreement and the Noncompetition Agreement to me via email.

Sincerely,

/s/ Nickle LaMoreaux

Nickle LaMoreaux

Senior Vice President and Chief Human Resources Officer,

IBM Human Resources

Attachments

May 28, 2021

Maryjo Charbonnier

This letter (the “Offer Letter”) confirms our offer of IBM employment to you as Chief Human Resources Officer, Kyndryl, reporting directly to Martin Schroeter, Chief Executive Officer, Kyndryl and based in New York, NY. Your primary responsibilities will be to ensure completion of The Transaction, as described below, and other responsibilities as agreed upon between you and Kyndryl’s Chief Executive Officer. The elements of your employment offer are:

Cash Compensation:

Effective on your first day of employment, your annualized base salary will be $615,000.00, and you will have an opportunity to receive a $770,000.00 bonus as set forth below. This is in addition to your participation in the IBM benefits plans. As an employee, you will receive a paycheck on a semi-monthly basis, on or around the 15th and 31st of each month. For 2021, your base salary will be prorated to reflect your actual IBM start date and termination date.

In connection with IBM’s announced intention to spin-off the Managed Infrastructure Services unit of its IBM Global Technology Services (GTS) business and organization (excluding TSS) as a separate publicly listed company with IBM no longer owning any stake in the new company (the separate publicly listed company referred to as “NewCo”, and the spin-off referred to as “The Transaction”), which will occur on the date of the closing of such spin-off (referred to as “The Closing Date”), your bonus payment will depend on your successful completion of The Transaction. If The Transaction is completed, your bonus will be paid no later than February 1, 2022. You must be an active employee on The Closing Date in order to be eligible to receive the bonus payout. In the event of termination without Cause (as defined in your Noncompetition Agreement with IBM) prior to The Closing Date, IBM in its sole discretion may decide to provide a partial payment of $200,000.00 of the bonus.

While IBM intends for The Transaction to be completed by December 31, 2021, if The Transaction is not completed by such date, IBM’s Chief Executive Officer may in his discretion decide to pay the bonus in full or in part and such payment shall be made no later than February 1, 2022, provided you are an active employee of IBM or Newco on such payment date.

Additionally, you shall receive the bonus payable by February 1, 2022, if The Transaction is not completed by December 31, 2021 for reasons beyond your reasonable control and your employment is terminated without Cause (as defined in your Noncompetition Agreement with IBM).

Please note, if prior to December 31, 2021 for strategic business reasons, (A) IBM unilaterally determines and formally announces that it will not complete The Transaction, or (B) if NewCo is sold to another buyer, and in both cases, the IBM CEO determines that your performance in moving The Transaction to closure was not a contributing factor in the decision not to complete The Transaction or sell to another buyer, and your performance is otherwise satisfactory, you will receive the bonus payment one month following the later of: (1) IBM’s formal announcement to not complete The Transaction (“Announcement Date”); or (2) the closing date of the sale of NewCo (“Sale Date”). You must be an active employee on the Announcement Date or the Sale Date, as applicable, to receive the bonus payout.

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May 28, 2021

Maryjo Charbonnier

New Hire Equity:

You will be awarded a new hire equity grant of $1,000,000.00 in planned value. You will receive 100% of this planned value as a special Performance Share Unit (PSU) award. Your award will be granted on the 1st of the month following your Hire Date, or as soon as practical thereafter. The number of PSUs granted will be determined by dividing the planned grant value by the average of IBM’s closing stock price for the 30 active trading days prior to the date of grant.

In order to vest in your PSU award, you must meet two performance criteria (“Performance Criteria”), or be excused for the non-performance:

1.	You (a) successfully complete The Transaction as envisaged by no later than January 1, 2023 or (b) you are excused from completing The Transaction as envisaged for reasons beyond your reasonable control as described in the Terms and Conditions document provided with this offer letter; or (c) your employment is terminated without Cause (as such term is defined in your Noncompetition Agreement) by IBM.

2.	If The Transaction is completed as envisaged, immediately following The Closing Date you accept employment at NewCo as the Chief Human Resources Officer, provided this performance criterion is excused if NewCo’s offer of employment is not comparable in the aggregate to the terms of this offer letter, including your annual salary, bonus, equity award, and geographic location which cannot be greater than 50 miles from your work location.

If the performance criteria described above are satisfied or excused, your award will generally vest and be released 33% on the six month anniversary of The Closing Date, 33% on the 1st anniversary of The Closing Date, and 34% on the 2nd anniversary of The Closing Date, assuming all other conditions in your equity award agreement and its incorporated terms and conditions are met.

Sign-on Equity Award:

You will be also be awarded a Sign-On Equity Grant of $700,000.00 in planned value. You will receive 100% of this planned value in Retention Restricted Stock Units (RRSUs) (the “Sign-On Equity Award”). Your award will be granted on the 1st of the month following your Hire Date, or as soon as practical thereafter. The number of RRSUs granted will be determined by dividing the planned grant value by the average of IBM’s closing stock price for the 30 active trading days prior to the date of grant. 100% of your Sign-on Equity Grant is anticipated to vest on the second anniversary of the grant date. RRSUs are equivalent in value to shares of IBM stock and, once vested and released, are paid out in stock (or cash in select countries). Upon The Closing Date, the Sign-On Equity Award will be converted in a manner consistent with similar awards.

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May 28, 2021

Maryjo Charbonnier

If IBM terminates your employment without Cause (as defined in your Noncompetition Agreement with IBM) and your performance is otherwise satisfactory, you will continue to be eligible to vest and receive your Sign-On Equity Award as scheduled.

Except as specified above, PSUs and RRSUs are subject to the terms and conditions of the applicable IBM Long-Term Performance Plan, award agreements, and terms and conditions documents. Additional details about the award will be provided to you after your IBM employment begins. Subsequent grants may be awarded in IBM’s discretion based on your performance and contribution to the business.

Your formal award agreements and associated terms and conditions for your New Hire Equity and Sign-On Equity will include the terms set forth in the draft documents provided to you with this Offer Letter without material change, provided, however, that with respect to your New Hire Equity, the sentence on p. 10 of the June 1, 2020 Terms & Conditions document that “if you cease to be an active employee for any reason (other than on account of death or are disabled as described in Section 12 of the Plan) before they vest in accordance with the terms of your Equity Award Agreement, all PSUs are cancelled immediately” shall not be interpreted to supersede the provisions therein with respect to vesting upon Performance Criteria not being met due to certain specified reasons involving the termination of your employment.

Sign-on Bonus Payment:

As part of your employment offer, you will be provided a sign-on bonus of $875,000.00, which will be included in one of your semi-monthly paychecks within two months of the commencement of your IBM employment. This payment will be less applicable tax withholdings. Please note the payment is subject to the terms and conditions of the repayment agreement attached and requires your signature. Please see the attached repayment agreement for the complete terms.

Executive Coach:

You will be provided with an Executive Coach via Crenshaw through the earlier of  The Closing Date or December 31, 2021. The Executive Coach will either be paid for directly by IBM or eligible for reimbursement.

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Maryjo Charbonnier

Benefits:

During your employment, you will be eligible to participate in the various benefit plans which IBM generally makes available to its regular employees, including medical and dental coverage, accident, disability and life insurance, as well as the IBM 401(k) Plus Plan. Additional details on these programs will be provided separately. For detailed information on IBM Health Care Benefits, visit the Health Care Benefits at IBM site at http://www.ibm.com/employment/us/benefits/.

If you have additional benefits questions after visiting our website, please contact Paul Dunkle.

Additionally, the Affordable Care Act (ACA) requires companies to provide employees with a Notice of Exchanges which discusses the Health Insurance Marketplace; a public option where individuals may purchase health care coverage. This notice is attached for your information.

As is customary at IBM, this offer is contingent upon the completion of our pre-employment process, including verification of your application materials and your ability to work for IBM without restriction (which means you do not have non-compete obligations or other restrictive clause with your current or former employer; or any non-compete or other restrictions have been disclosed by you and resolved to IBM’s satisfaction).

IBM employees are required to comply with IBM’s Business Conduct Guidelines. Once you have authorized access to the IBM Intranet, you will be able to read and/or print the contents of these documents, and will be required to acknowledge receipt and compliance with the guidelines.

U.S. Laws and regulations prohibit the unauthorized release of restricted technology to certain persons. IBM, in order to comply with these legal requirements, must ascertain whether someone who may be given access to restricted technology is a “Foreign Person” subject to these export control restrictions. If someone is a Foreign Person for export control purposes, then he/she may need to be granted an export license or other government authorization before starting in a position with access to restricted technology. Therefore, if you indicated that you are a Foreign Person on your employment application (by answering “no” to the question “Are you a U.S. citizen or national, a permanent resident? or “yes” to the question “Are you a refugee, an asylee or authorized to work under the amnesty provisions of U.S. immigration law?”), you will be contacted by a member of IBM’s Recruitment organization who will ask for your country(s) of citizenship and permanent residence. Your country(s) of citizenship and permanent residence will enable IBM to determine the type of export license which would be required, should you be placed in a position with access to restricted technology. Our ability to obtain an export license for you may be a factor in IBM’s decision to continue with your pre-employment process, depending on the staffing needs of the hiring manager.

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Maryjo Charbonnier

For tax and payroll purposes, you will require a Social Security Number. If you do not have one, you must apply for a number at your Social Security Administration Office before your first day of employment. Also, please note that IBM may be required to withhold federal tax at a different rate based upon your alien residency tax filing status. For more information on this, please review IRS Publication 519 before completing the W4 from, http://www.irs.gov/publications/p519/ch01.html. If you are a nonresident alien, you will need to complete the W-4 form using the provided instructions on your first day of work, http://www.irs.gov/publications/p519/ch08.html.

Your employment is also contingent upon your compliance with the U.S. immigration law. The law requires you to complete the U.S. Government Employment Eligibility Verification form (I-9) and to provide on your first day of employment documents that verify your identity and employment eligibility. By accepting this offer, you will be required to comply with this law. The terms of this letter are not a contract of employment and do not imply employment for any specific period of time. Rather, employment at IBM is at-will, which means that either you or IBM may terminate your employment at any time, for any reason and without prior notice, subject to the provisions of this offer letter. No modification of this at-will status is valid unless contained in writing signed by two authorized representatives of IBM.

On your first day of employment you will be required to sign IBM’s form regarding confidential information and intellectual property. If you would like to review or discuss this document in advance, please contact Paul Dunkle.

Accepted:	/s/ Maryjo Charbonnier

Date:	June 1, 2021

Projected Start Date:	July 6, 2021

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Long-Term Incentive Award Acceptance Information

Dear Maryjo Charbonnier:

IBM’s grants to you become effective only after, and are conditioned upon your accepting the terms and conditions of the award agreements, the accompanying “Terms and Conditions of Your Equity Award Effective March 1, 2021” (“Terms and Conditions”) document attached below and the Long-Term Performance Plan (“LTPP”) under which these long-term incentive awards are granted, including those provisions relating to the cancellation and rescission of awards.

If you have not read the LTPP prospectus that governs your equity awards, please do so by viewing the “Prospectuses” section of the executive compensation web site ( http://w3.ibm.com/hr/exec/comp/eq_prospectus.html). The prospectus contains the terms of the LTPP and is the legal offering document covering IBM’s stock-based awards, and you should read it before accepting your grant. In the event of any conflict between the terms of the LTPP and the information provided on this screen, the LTPP shall govern.

To record your acceptance and agreement to the terms and conditions of your award, you must press the ACCEPT button below. By pressing the ACCEPT button below, you are certifying that you have read and understand the terms and conditions of each award agreement, the Terms and Conditions document and the LTPP covering each stock-based award listed here, and that you accept and agree to all the relevant terms and conditions.

Until you formally accept your award, Restricted Stock Units and/or Performance Share Units will not be released to you or settled at vesting and Stock Options will not be exercisable. In addition, after you accept your award and your RSU or PSU award vests, the shares (net of taxes where applicable) will typically be available for sale, and/or transfer at https://www.stockplanconnect.com/ within 2 business days from the vesting and/or payout date, as applicable. As described in the plan documents, the Company withholds taxes from your award (and/or reports income) as required by local laws. In some countries, the Company does not withhold taxes because there is no requirement to do so. Irrespective of any withholding and/or reporting by the Company, it is important for you to consult with your personal tax advisor to satisfy your individual tax obligations.

Award Type	Award Date	Shares / Units	Long-Term Performance Plan
Performance Share Units (PSUs)	August 2, 2021	7,027	1999

International Business Machines Corporation (“IBM”)

Equity Award Agreement
IBM Confidential

Plan	IBM 1999 Long-Term Performance Plan (the “Plan”)

Award Type	Performance Share Units (PSUs)

Purpose	The purpose of this Award is to retain selected executives. You recognize that this Award represents a potentially significant benefit to you and is awarded for the purpose stated here .

Awarded to Home Country	Maryjo Charbonnier United States (USA) 06J7481

Award Agreement	This Equity Award Agreement, together with the “Terms and Conditions of Your Equity Award Effective March 1, 2021” (“Terms and Conditions”) document and the Plan http://w3.ibm.com/hr/exec/comp/eq_prospectus.html, both of which are incorporated herein by reference, together constitute the entire agreement between you and IBM with respect to your Award . This Equity Award Agreement shall be governed by the laws of the State of New York, without regard to conflicts or choice of law rules or principles.

Grant	Date of Grant	# PSUs Awarded
	August 2, 2021	7,027

Vesting	In connection with IBM’s announced intention to spin-off the Managed Infrastructure Services Unit of its IBM Global Technology Services (GTS) business and organization (excluding TSS) as a separate publicly listed company (the separate publicly listed company referred to as “NewCo” and the spin-off referred to as “The Transaction”), which will occur on the date of the closing of such spin-off (referred to as “The Closing Date”). You can earn the PSUs awarded above, provided both of the following “Performance Criteria” have been met:

1.	You ensure successful completion of The Transaction as envisaged (for the avoidance of doubt, as a spin-off of the Managed Infrastructure Services Unit of the GTS business (excluding TSS)), with IBM no longer owning any equity stake in NewCo following The Closing Date of The Transaction; and

2.	You accept employment as Chief Human Resources Officer of NewCo immediately following The Closing Date of The Transaction

If both of the above Performance Criteria are satisfied as determined by the IBM Chief Executive Officer, your awards will be converted into shares of NewCo Restricted Stock Units (RSUs) according to the stated conversion formula for all unvested IBM equity awards on or around The Closing Date, and will vest in accordance with the following schedule:

·	33% on the six-month anniversary of The Closing Date

·	33% on the 1st anniversary of The Closing Date

·	34% on the 2 nd anniversary of The Closing Date

Payout of Awards	Following the vesting dates described above, the Company or NewCo shall deliver to you a number of shares of Capital Stock equal to the number of your earned RSUs, net of any applicable tax withholding, and the respective PSUs shall thereafter be canceled.

All payouts under this Award are subject to the provisions of the Plan, this Agreement and the Terms and Conditions document, including those relating to the cancellation and rescission of awards.

Page 1 of 3	IBM Confidential

International Business Machines Corporation (“IBM”)
Equity Award Agreement

Terms and Conditions of Your Equity Award	Refer to the Terms and Conditions document attached for an explanation of the terms and conditions applicable to your Award, including those relating to:
	•	Cancellation and rescission of awards (also see below)
	•	Jurisdiction, governing law, expenses and taxes
	•	Non-solicitation of Company employees and clients, if applicable
	•	Treatment of your award in the event the Performance Criteria above cannot be met , including Performance Criteria that cannot met by no fault of your own
	•	Treatment of your Award in the event of death or disability or leave of absence
	•	Treatment of your Award upon termination of employment, including for cause, and under all other circumstances

It is strongly recommended that you print the Terms and Conditions document for later reference .

Cancellation and Rescission	You understand that IBM may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this Award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this Award if you render services for a competitor prior to, or during the Rescission Period. You understand that the Rescission Period that has been established is 12 months. Refer to the Terms and Conditions document and the Plan for further details.

Data Privacy, Electronic Delivery	By accepting this Award, you agree that data, including your personal data, necessary to administer this Award may be exchanged among IBM and its subsidiaries and affiliates as necessary, and with any vendor engaged by IBM to administer this Award, subject to the Terms and Conditions document; you also consent to receiving information and materials in connection with this Award or any subsequent awards under IBM’s long-term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

Extraordinary Compensation	Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of income, is not part of your normal or expected compensation and shall not be considered in calculating any severance, redundancy, end of service payments, bonus, long-service awards, pension, retirement or other benefits or similar payments. The Plan is discretionary in nature. This Award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future. Future grants, if any, are at the sole grace and discretion of IBM, including but not limited to, the timing of the grant, the number of units and vesting provisions. This Equity Award Agreement is not part of your employment agreement, if any.

Page 2 of 3	IBM Confidential

International Business Machines Corporation (“IBM”)
Equity Award Agreement

Accept Your Award	This Award is considered valid when you accept it. This Award will be cancelled unless you accept it no later than 11:59 p.m. Eastern time on September 28, 2021. By pressing the Accept button below to accept your Award, you acknowledge having received and read this Equity Award Agreement, the Terms and Conditions document and the Plan under which this Award was granted and you agree (i) not to hedge the economic risk of this Award or any previously-granted outstanding awards, which includes entering into any derivative transaction on IBM securities (e.g., any short sale, put, swap, forward, option, collar, etc.), (ii) to comply with the terms of the Plan, this Equity Award Agreement and the Terms and Conditions document, including those provisions relating to cancellation and rescission of awards and jurisdiction and governing law, and (iii) that by your acceptance of this Award, all awards previously granted to you under the Plan or other IBM Long -Term Performance Plans are subject to (A) jurisdiction, governing law, expenses, taxes and administration section of the Terms and Conditions document (unless you are, and have been for at least 30 days immediately preceding, a resident of or an employee in Massachusetts at the time of the termination of your employment with IBM, in which case the jurisdiction, governing law, expenses, taxes and administration terms of your previous awards shall apply) and (B) any cancellation, rescission or recovery required by applicable laws, rules, regulations or standards, including without limitation any requirements or standards of the U.S. Securities and Exchange Commission or the New York Stock Exchange.

Page 3 of 3	IBM Confidential

IBM

TERMS AND CONDITIONS OF YOUR
EQUITY AWARD:

EFFECTIVE March 1, 2021

Terms and Conditions of Your Equity Award

Table of Contents

Introduction	3

How to Use This Document	3

Definition of Terms	4

Provisions that apply to all countries	6

Provisions that apply to select countries	8

Provisions that apply to the Performance Share Units (PSUs)	9

a. Performance Share Units (“PSUs”) including Cash-Settled PSUs	9

Provisions that apply to specific countries	12

a. Denmark	12

b. Israel	12

c. United States	12

Equity Awards: March 1, 2021	Page 2 of 12

Terms and Conditions of Your Equity Award

Introduction

This document provides you with the terms and conditions of your Award that are in addition to the terms and conditions contained in your Equity Award Agreement for your specific Award. Also, your Award is subject to the terms and conditions in the governing plan document; the applicable document is indicated in your Equity Award Agreement and can be found at https://w3cms.s3-api.us-geo.objectstorage.softlayer.net/inline-files/LTPP_1999_august_2007_prospectus.pdf.

How to Use This Document

Terms and conditions that apply to all awards in all countries can be found on page 6. Review these in addition to any award- or country-specific terms and conditions that may be listed. Once you have reviewed these general terms, check in your Equity Award Agreement for any award-specific and/or country-specific terms that apply to your Award.

Equity Awards: March 1, 2021	Page 3 of 12

Terms and Conditions of Your Equity Award:

Definition of Terms

The following are defined terms from the Long-Term Performance Plan, your Equity Award Agreement, or this Terms and Conditions document. These are provided for your information. In addition to this document, see the Plan prospectus and your Equity Award Agreement for more details.

“Awards” -- The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

“Board” -- The Board of Directors of International Business Machines Corporation (“IBM”).

“Capital Stock” -- Authorized and issued or unissued Capital Stock of IBM, at such par value as may be established from time to time.

“Committee” -- The committee designated by the Board to administer the Plan.

“Company” -- IBM and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest.

“Engage in or Associate with” includes, without limitation, engagement or association as a sole proprietor, owner, employer, director, partner, principal, joint venture, associate, employee, member, consultant, or contractor. This also includes engagement or association as a shareholder or investor during the course of your employment with the Company, and includes beneficial ownership of five percent (5%) or more of any class of outstanding stock of a competitor of the Company following the termination of your employment with the Company.

“Equity Award Agreement” -- The document provided to the Participant which provides the grant details.

“Fair Market Value” -- The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

“NewCo” – Referred to as the working name of the envisaged new company that is created as a result of IBM spinning-off the Managed Infrastructure Services Unit of its IBM Global Technology Services (GTS) business and organization (excluding TSS) as a separate publicly listed company, with IBM no longer owning any equity stake in the new company.

Equity Awards: March 1, 2021	Page 4 of 12

Terms and Conditions of Your Equity Award:

“Participant” -- An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by IBM or by a subsidiary corporation (within the meaning of section 424(f) of the Code) of IBM, including a subsidiary that becomes such after the adoption of the Plan.

“Performance Team” -- For purposes of the Plan, the Performance Team refers to the team of IBM’s senior leaders who run IBM Business Units or geographies, including the chairman and CEO. The CEO selects and invites these senior leaders to join the Performance Team.

“Plan” -- Any IBM Long-Term Performance Plan.

“Termination of Employment” -- For the purposes of determining when you cease to be an employee for the cancellation of any Award, a Participant will be deemed to be terminated if the Participant is no longer employed by IBM or a subsidiary corporation that employed the Participant when the Award was granted unless approved by a method designated by those administering the Plan.

“The Announcement Date” – If applicable, the date that IBM formally announces that it will not complete the spin-off of the Managed Infrastructure Services Unit of its IBM Global Technology Services business and organization (excluding TSS) as a separate publicly listed company, with IBM no longer owning any equity stake in the new company.

“The Closing Date” – The date that IBM completes the spin-off of the Managed Infrastructure Services Unit of its IBM Global Technology Services (GTS) business and organization (excluding TSS) as a separate publicly listed Company, with IBM no longer owning any equity stake in the new company.

“The Sale Date” – If applicable, the date that IBM completes the sale of the Managed Infrastructure Services Unit of its IBM Global Technology Services business and organization (excluding TSS) to another buyer (rather than being spun-off as a separate publicly listed company).

“The Transaction” – The spin-off of the Managed Infrastructure Services Unit of IBM’s Global Technology Services business and organization (excluding TSS) as a separate publicly listed company, with IBM no longer owning any equity stake in the new company.

Equity Awards: March 1, 2021	Page 5 of 12

Terms and Conditions of Your Equity Award:

Provisions that apply to all countries

The following provisions apply to all countries and for the following Award types: Performance Share Units and Cash-Settled Performance Share Units.

Cancellation and Rescission

All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of the Plan and your Equity Award Agreement (including the provisions relating to termination of employment, death and disability) shall be made in IBM’s sole discretion. Determinations made under your Equity Award Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

You agree that the cancellation and rescission provisions of the Plan and your Equity Award Agreement are reasonable and agree not to challenge the reasonableness of such provisions, even where forfeiture of your Award is the penalty for violation. Engaging in Detrimental Activity (as defined in the Plan) may result in cancellation or rescission of your Award. Detrimental Activity includes your acceptance of an offer to Engage in or Associate with any business which is or becomes competitive with the Company.

Jurisdiction, Governing Law, Expenses, Taxes and Administration

Your Equity Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law rules. You agree that any action or proceeding with respect to your Equity Award Agreement shall be brought exclusively in the state and federal courts sitting in New York County or, Westchester County, New York. You agree to the personal jurisdiction thereof, and irrevocably waive any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum.

If any court of competent jurisdiction finds any provision of your Equity Award Agreement, or portion thereof, to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of your Equity Award Agreement shall continue in full force and effect.

If you or the Company brings an action to enforce your Equity Award Agreement and the Company prevails, you will pay all costs and expenses incurred by the Company in connection with that action and in connection with collection, including reasonable attorneys’ fees.

If the Company, in its sole discretion, determines that it has incurred or will incur any obligation to withhold taxes as a result of your Award, without limiting the Company’s rights under Section 9 of the Plan, the Company may withhold the number of shares that it determines is required to satisfy such liability and/or the Company may withhold amounts from other compensation to the extent required to satisfy such liability under federal, state, provincial, local, foreign or other tax laws. To the extent that such amounts are not withheld, the Company may require you to pay to the Company any amount demanded by the Company for the purpose of satisfying such liability.

Equity Awards: March 1, 2021	Page 6 of 12

If the Company changes the vendor engaged to administer the Plan, you consent to moving all of the shares you have received under the Plan that is in an account with such vendor (including unvested and previously vested shares), to the new vendor that the Company engages to administer the Plan. Such consent will remain in effect unless and until revoked in writing by you.

Equity Awards: March 1, 2021	Page 7 of 12

Terms and Conditions of Your Equity Award:

Provisions that apply to select countries

The following provisions apply to select countries and for the following Award types, Performance Share Units and Cash-Settled Performance Share Units, granted to all individuals in all countries except those with a home country of Latin America, specifically: Argentina, Bolivia, Brazil, Chile, Columbia, Costa Rica, Ecuador, Mexico, Paraguay, Peru, Uruguay, and Venezuela.

Non-Solicitation

In consideration of your Award, you agree that during your employment with the Company and for two years following the termination of your employment for any reason, you will not directly or indirectly hire, solicit or make an offer to any employee of the Company to be employed or perform services outside of the Company. Also, you agree that during your employment with the Company and for one year following the termination of your employment for any reason, you will not directly or indirectly, solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last year of your employment with the Company. By accepting your Award, you acknowledge that the Company would suffer irreparable harm if you fail to comply with the foregoing, and that the Company would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.

Equity Awards: March 1, 2021	Page 8 of 12

Terms and Conditions of Your Equity Award:

Provisions that apply to the Performance Share Units (PSUs) for all countries

a.	Performance Share Units (“PSUs”) including Cash-Settled PSUs

Treatment of your Award in the Event that the Performance Criteria cannot be met

Performance Criteria are not met because IBM unilaterally determines that The Transaction will no longer be completed as envisaged

If for strategic business reasons, IBM unilaterally decides to formally change course and announces that it will not move forward with The Transaction as envisaged (The Announcement Date), and the IBM Chief Executive Officer determines that the decision to change course was not made as a result of your performance in moving The Transaction to closure, IBM agrees that you satisfied the Performance Criteria of your Equity Award Agreement upon your termination of employment with IBM, and your PSUs will be released on the following schedule after The Announcement Date:

•	33% on the 6 month anniversary of The Announcement Date

•	33% on the 1st anniversary of The Announcement Date

•	34% on the 2nd anniversary of The Announcement Date

Performance Criteria are not met because NewCo is purchased by another buyer If, during the course of completing The Transaction, NewCo is purchased by another buyer, and you are selected and agree to the role in NewCo that is designated in your Award Agreement immediately following the sale of NewCo, IBM agrees that you satisfied the Performance Criteria of your Equity Award Agreement and your PSUs will convert to NewCo RSUs or a substantially equivalent cash or equity-based award in an affiliate of buyer and vest in accordance with your Equity Award agreement.

If, however, NewCo is purchased by another buyer, and the IBM Chief Executive Officer determines that the decision to sell to another buyer was not made as a result of your performance in moving The Transaction to closure, but you were NOT selected for a role in NewCo that is substantially comparable to the role designated in your Award Agreement, IBM agrees that you satisfied the Performance Criteria of your Equity Award agreement upon your termination of employment with IBM, and your PSUs will be released on the following schedule after The Sale Date:

•	33% on the 6 month anniversary of the Sale Date

•	33% on the 1st anniversary of The Sale Date

•	34% on the 2nd anniversary of The Sale Date

Equity Awards: March 1, 2021	Page 9 of 12

Performance Criteria not met Due to Termination by IBM without Cause

If prior to completion of The Transaction or prior to The Sale Date, IBM terminates your employment without Cause (as such term is defined in section 2 of your Noncompetition Agreement), IBM agrees that you satisfied the Performance Criteria of your Equity Award Agreement upon your termination of employment, and your PSUs will be released on the following schedule after the date of your termination from employment (the “Termination Date”):

•	33% on the 6 month anniversary of The Termination Date

•	33% on the 1st anniversary of The Termination Date

•	34% on the 2nd anniversary of The Termination Date

Performance Criteria not met Due to Lack of Comparable Offer of Employment:

If The Transaction is completed, and you do not accept employment with NewCo because (i) you are not selected for the role in NewCo that is substantially comparable to the role that is designated in your Award Agreement; or (ii) the offer of employment is not comparable in the aggregate with your annual salary, bonus and equity award in effect at the time of the Transaction, IBM agrees that you satisfied the Performance Criteria of your Equity Award Agreement upon your termination of employment, and your PSUs will be released on the following schedule after the date of your termination from employment (the “Termination Date”):

•	33% on the 6 month anniversary of The Termination Date

•	33% on the 1st anniversary of The Termination Date

•	34% on the 2nd anniversary of The Termination Date

Performance Criteria not met for other reasons

If, other than by death or disability described below, your performance conditions are not met for any other reason by January 1, 2023, your PSUs will be cancelled when the performance criteria have been determined to have not been met.

Termination of Employment, including Death and Disability, and Leave of Absence

Termination of Employment and Leave of Absence

If you cease to be an active employee for any reason (other than on account of death or are disabled as described in Section 12 of the Plan) before they vest in accordance with the terms of your Equity Award Agreement, all PSUs are canceled immediately.

Equity Awards: March 1, 2021	Page 10 of 12

Death or Disability

Prior to the Date of Payout, (i) in the event of your death or (ii) if you are disabled (as described in Section 12 of the Plan), all PSUs shall continue to vest and be released according to the terms of your Equity Award Agreement. In the event The Transaction does not occur as envisaged by January 1, 2023, the PSUs would be released by January 1, 2023.

Equity Awards: March 1, 2021	Page 11 of 12

Terms and Conditions of Your Equity Award:

Provisions that apply to specific countries

a.	Denmark

i.	All Awards

Non-Solicitation

The following part of the above non-solicitation provision does not apply to those individuals with the home country of Denmark: “In consideration of your Award, you agree that during your employment with the Company and for two years following the termination of your employment for any reason, you will not directly or indirectly hire, solicit or make an offer to any employee of the Company to be employed or perform services outside of the Company.”

b.	Israel

i.	All Awards

Data Privacy

In addition to the data privacy provisions in your Equity Award Agreement, you agree that data, including your personal data, necessary to administer this Award may be exchanged among IBM and its subsidiaries and affiliates as necessary (including transferring such data out of the country of origin both in and out of the EEA), and with any vendor engaged by IBM to administer this Award.

c.	United States

i.	All Awards

Nothing in the Plan prospectus, your Equity Award Agreement or this Document affects your rights, immunities, or obligations under any federal, state, or local law, including under the Defend Trade Secrets Act of 2016, as described in Company policies, or prohibits you from reporting possible violations of law or regulation to a government agency, as protected by law.

If you are, and have been for at least 30 days immediately preceding, a resident of, or an employee in Massachusetts at the time of the termination of your employment with IBM, cancellation and rescission provisions of the Plan will not apply if you engage in competitive activities after your employment relationship has ended with IBM. For the avoidance of doubt, cancellation and rescission provisions of the Plan will apply if you engage in (1) any Detrimental Activity prior to your employment relationship ending with IBM or (2) any Detrimental Activity described in Section 13(a) of the Plan other than engaging in competitive activities after your employment relationship has ended with IBM.

Equity Awards: March 1, 2021	Page 12 of 12

Long-Term Incentive Award Acceptance Information

Dear Maryjo Charbonnier:

IBM’s grants to you become effective only after, and are conditioned upon your accepting the terms and conditions of the award agreements, the accompanying “Terms and Conditions of Your Equity Award Effective June 1, 2020” (“Terms and Conditions”) document attached below and the Long-Term Performance Plan (“LTPP”) under which these long-term incentive awards are granted, including those provisions relating to the cancellation and rescission of awards.

If you have not read the LTPP prospectus that governs your equity awards, please do so by viewing the “Prospectuses” section of the executive compensation web site ( http://w3.ibm.com/hr/exec/comp/eq_prospectus.html). The prospectus contains the terms of the LTPP and is the legal offering document covering IBM’s stock-based awards, and you should read it before accepting your grant. In the event of any conflict between the terms of the LTPP and the information provided on this screen, the LTPP shall govern.

To record your acceptance and agreement to the terms and conditions of your award, you must press the ACCEPT button below. By pressing the ACCEPT button below, you are certifying that you have read and understand the terms and conditions of each award agreement, the Terms and Conditions document and the LTPP covering each stock-based award listed here, and that you accept and agree to all the relevant terms and conditions.

Until you formally accept your award, Restricted Stock Units and/or Performance Share Units will not be released to you or settled at vesting and Stock Options will not be exercisable. In addition, after you accept your award and your RSU or PSU award vests, the shares (net of taxes where applicable) will typically be available for sale, and/or transfer at https://www.stockplanconnect.com/ within 2 business days from the vesting and/or payout date, as applicable. As described in the plan documents, the Company withholds taxes from your award (and/or reports income) as required by local laws. In some countries, the Company does not withhold taxes because there is no requirement to do so. Irrespective of any withholding and/or reporting by the Company, it is important for you to consult with your personal tax advisor to satisfy your individual tax obligations.

Award Type	Award Date	Shares / Units	Long-Term Performance Plan
Retention Restricted Stock Units	August 2, 2021	4,919	1999

International Business Machines Corporation (“IBM”)

Equity Award Agreement
IBM Confidential

Plan	IBM 1999 Long-Term Performance Plan (the “Plan”)

Award Type	Retention Restricted Stock Units (RRSUs)

Purpose	The purpose of this Award is to retain selected executives. You recognize that this Award represents a potentially significant benefit to you and is awarded for the purpose stated here .

Awarded to Home Country	Maryjo Charbonnier United States (USA) 06J7481

Award Agreement	This Equity Award Agreement, together with the “Terms and Conditions of Your Equity Award Effective June 1, 2020” (“Terms and Conditions”) document and the Plan http://w3.ibm.com/hr/exec/comp/eq_prospectus.html, both of which are incorporated herein by reference, together constitute the entire agreement between you and IBM with respect to your Award . This Equity Award Agreement shall be governed by the laws of the State of New York , without regard to conflicts or choice of law rules or principles.

Grant	Date of Grant: August 2, 2021
Number of Units Awarded: 4,919

Vesting	This Award vests as set forth below, subject to your continued employment with the Company as described in the Terms and Conditions document.

Units	Date
4,919	August 2, 2023

Notwithstanding the above, if IBM terminates your employment without Cause (as defined in your Noncompetition Agreement with IBM) and your performance is otherwise satisfactory, this Award will continue to vest in accordance with the schedule above.

Terms and Conditions of Your Equity Award	Refer to the Terms and Conditions document http://w3.ibm.com/hr/exec/comp/eq_prospectus.html for an explanation of the terms and conditions applicable to your Award, including those relating to:
	•	Cancellation and rescission of awards (also see below)
	•	Jurisdiction, governing law, expenses and taxes
	•	Non-solicitation of Company employees and clients, if applicable
	•	Treatment of your Award in the event of death or disability or leave of absence
	•	Treatment of your Award upon termination of employment, including retirement or for cause.

It is strongly recommended that you print the Terms and Conditions document for later reference .

Cancellation and Rescission	You understand that IBM may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this Award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this Award if you render services for a competitor prior to, or during the Rescission Period. You understand that the Rescission Period that has been established is three years. Refer to the Terms and Conditions document and the Plan for further details.

Page 1 of 2	IBM Confidential

International Business Machines Corporation (“IBM”)
Equity Award Agreement

Data Privacy, Electronic Delivery	By accepting this Award, you agree that data, including your personal data, necessary to administer this Award may be exchanged among IBM and its subsidiaries and affiliates as necessary, and with any vendor engaged by IBM to administer this Award, subject to the Terms and Conditions document; you also consent to receiving information and materials in connection with this Award or any subsequent awards under IBM’s long-term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

Extraordinary Compensation	Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of income, is not part of your normal or expected compensation and shall not be considered in calculating any severance, redundancy, end of service payments, bonus, long-service awards, pension, retirement or other benefits or similar payments. The Plan is discretionary in nature. This Award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future. Future grants, if any, are at the sole grace and discretion of IBM, including but not limited to, the timing of the grant, the number of units and vesting provisions. This Equity Award Agreement is not part of your employment agreement, if any.

Accept Your Award	This Award is considered valid when you accept it. This Award will be cancelled unless you accept it no later than 11:59 p.m. Eastern time on September 28, 2021. By pressing the Accept button below to accept your Award, you acknowledge having received and read this Equity Award Agreement, the Terms and Conditions document and the Plan under which this Award was granted and you agree (i) not to hedge the economic risk of this Award or any previously-granted outstanding awards, which includes entering into any derivative transaction on IBM securities (e.g., any short sale, put, swap, forward, option, collar, etc.), (ii) to comply with the terms of the Plan, this Equity Award Agreement and the Terms and Conditions document, including those provisions relating to cancellation and rescission of awards and jurisdiction and governing law, and (iii) that by your acceptance of this Award, all awards previously granted to you under the Plan or other IBM Long -Term Performance Plans are subject to jurisdiction, governing law, expenses, taxes and administration section of the Terms and Conditions document (unless you are, and have been for at least 30 days immediately preceding, a resident of or an employee in Massachusetts at the time of the termination of your employment with IBM, in which case the jurisdiction, governing law, expenses, taxes and administration terms of your previous awards shall apply).

Page 2 of 2	IBM Confidential

IBM

TERMS AND CONDITIONS OF YOUR
EQUITY AWARD:

EFFECTIVE JUNE 1, 2020

Terms and Conditions of Your Equity Award

Table of Contents

Introduction	3

How to Use This Document	3

Definition of Terms	4

Provisions that apply to all Award types and all countries	6

Provisions that apply to all Award types but not all countries	8

Provisions that apply to specific Award types for all countries	9

a.	Restricted Stock Units (“RSUs”) including Cash-Settled RSUs and Retention RSUs (“RRSUs”)	9

i.	All RSUs	9

ii.	RSUs Other Than Cash-Settled RSUs and Cash-Settled RRSUs	11

iii.	Cash-Settled RSUs including Cash-Settled RRSUs	11

b.	Restricted Stock	11

c.	Stock Options (“Options”) and Stock Appreciation Rights (“SARs”)	13

i.	All Option and SAR Awards	13

ii.	All SAR Awards	14

d.	Performance Share Units (“PSUs”)	15

Provisions that apply to specific countries	16

a.	Denmark	16

b.	Israel	16

c.	United States	16

Equity Awards: June 1, 2020	Page 2 of 16

Terms and Conditions of Your Equity Award:

Introduction

This document provides you with the terms and conditions of your Award that are in addition to the terms and conditions contained in your Equity Award Agreement for your specific Award. Also, your Award is subject to the terms and conditions in the governing plan document; the applicable document is indicated in your Equity Award Agreement and can be found at http://w3.ibm.com/hr/exec/comp/eq_prospectus.shtml.

As an Award recipient, you can see a personalized summary of all your outstanding equity grants in the “Personal statement” section of the IBM executive compensation web site (http://w3.ibm.com/hr/exec/comp). This site also contains other information about long- term incentive awards, including copies of the prospectus (the governing plan document). If you have additional questions and you are based in the U.S., you can call the IBM Benefits Center at 866-937-0720, weekdays from 8:00 a.m. to 8:00 p.m. Eastern time (TTY available at 800-426-6537). Outside of the U.S. dial your country’s toll-free AT&T Direct® access number, and then enter 866-937-0720. In the U.S., call 800-331- 1140 to obtain AT&T Direct access numbers. Access numbers are also available online at www.att.com/traveler or from your local operator.

How to Use This Document

Terms and conditions that apply to all awards in all countries can be found on page 6. Review these in addition to any award- or country-specific terms and conditions that may be listed. Once you have reviewed these general terms, check in your Equity Award Agreement for any award-specific and/or country-specific terms that apply to your Award.

Equity Awards: June 1, 2020	Page 3 of 16

Terms and Conditions of Your Equity Award:

Definition of Terms

The following are defined terms from the Long-Term Performance Plan, your Equity Award Agreement, or this Terms and Conditions document. These are provided for your information. In addition to this document, see the Plan prospectus and your Equity Award Agreement for more details.

“Awards” -- The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

“Board” -- The Board of Directors of International Business Machines Corporation (“IBM”).

“Capital Stock” -- Authorized and issued or unissued Capital Stock of IBM, at such par value as may be established from time to time.

“Committee” -- The committee designated by the Board to administer the Plan.

“Company” -- IBM and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest.

“Engage in or Associate with” includes, without limitation, engagement or association as a sole proprietor, owner, employer, director, partner, principal, joint venture, associate, employee, member, consultant, or contractor. This also includes engagement or association as a shareholder or investor during the course of your employment with the Company, and includes beneficial ownership of five percent (5%) or more of any class of outstanding stock of a competitor of the Company following the termination of your employment with the Company.

“Equity Award Agreement” -- The document provided to the Participant which provides the grant details.

“Fair Market Value” -- The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

“Participant” -- An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by IBM or by a subsidiary corporation (within the meaning of section 424(f) of the Code) of IBM, including a subsidiary that becomes such after the adoption of the Plan.

Equity Awards: June 1, 2020	Page 4 of 16

“Performance Team” -- For purposes of the Plan, the Performance Team refers to the team of IBM’s senior leaders who run IBM Business Units or geographies, including the chairman and CEO. The CEO selects and invites these senior leaders to join the Performance Team.

“Plan” -- Any IBM Long-Term Performance Plan.

“Termination of Employment” -- For the purposes of determining when you cease to be an employee for the cancellation of any Award, a Participant will be deemed to be terminated if the Participant is no longer employed by IBM or a subsidiary corporation that employed the Participant when the Award was granted unless approved by a method designated by those administering the Plan.

Equity Awards: June 1, 2020	Page 5 of 16

Terms and Conditions of Your Equity Award:

Provisions that apply to all Award types and all countries

The following terms apply to all countries and for all Award types (Restricted Stock Units, Cash-Settled Restricted Stock Units, Restricted Stock, Stock Options, Stock Appreciation Rights and Performance Share Units).

Cancellation and Rescission

All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of the Plan and your Equity Award Agreement (including the provisions relating to termination of employment, death and disability) shall be made in IBM’s sole discretion. Determinations made under your Equity Award Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

You agree that the cancellation and rescission provisions of the Plan and your Equity Award Agreement are reasonable and agree not to challenge the reasonableness of such provisions, even where forfeiture of your Award is the penalty for violation. Engaging in Detrimental Activity (as defined in the Plan) during employment or after your employment relationship has ended may result in cancellation or rescission of your Award.

The cancellation and rescission provisions of the Plan may be triggered by your acceptance of an offer to Engage in or Associate with any business which is or becomes competitive with the Company, or your engagement in competitive activities after your employment relationship with IBM has ended if: (i) on or prior to the grant date stated in your latest Equity Award Agreement you have entered into a Noncompetition Agreement with IBM; or (ii) the Award is a Retention Restricted Stock Unit award. Notwithstanding the above, the cancellation and rescission provisions of the Plan will apply to all Awards if during your employment with IBM you engage in any Detrimental Activity, including competitive activities, described in Section 13(a) of the Plan.

For the avoidance of doubt: (a) all other cancellation and rescission provisions of the Plan will apply to all Awards if after your employment relationship has ended with IBM but during the Rescission Period you engage in any Detrimental Activity described in Section 13(a) (excluding Section 13(a)(i)) of the Plan; and (b) the cancellation and rescission provisions of the Plan will apply to all Awards if during your employment with IBM you engage in any Detrimental Activity, including competitive activities, described in Section 13(a)of the Plan.

Jurisdiction, Governing Law, Expenses, Taxes and Administration

Your Equity Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law rules. You agree that any action or proceeding with respect to your Equity Award Agreement shall be brought exclusively in the state and federal courts sitting in New York County or, Westchester County, New York. You agree to the personal jurisdiction thereof, and irrevocably waive any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum.

Equity Awards: June 1, 2020	Page 6 of 16

If any court of competent jurisdiction finds any provision of your Equity Award Agreement, or portion thereof, to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of your Equity Award Agreement shall continue in full force and effect.

If you or the Company brings an action to enforce your Equity Award Agreement and the Company prevails, you will pay all costs and expenses incurred by the Company in connection with that action and in connection with collection, including reasonable attorneys’ fees.

If the Company, in its sole discretion, determines that it has incurred or will incur any obligation to withhold taxes as a result of your Award, without limiting the Company’s rights under Section 9 of the Plan, the Company may withhold the number of shares that it determines is required to satisfy such liability and/or the Company may withhold amounts from other compensation to the extent required to satisfy such liability under federal, state, provincial, local, foreign or other tax laws. To the extent that such amounts are not withheld, the Company may require you to pay to the Company any amount demanded by the Company for the purpose of satisfying such liability.

If the Company changes the vendor engaged to administer the Plan, you consent to moving all of the shares you have received under the Plan that is in an account with such vendor (including unvested and previously vested shares), to the new vendor that the Company engages to administer the Plan. Such consent will remain in effect unless and until revoked in writing by you.

Equity Awards: June 1, 2020	Page 7 of 16

Terms and Conditions of Your Equity Award:

Provisions that apply to all Award types but not all countries

The following provision applies to all Award types (Restricted Stock Units, Cash- Settled Restricted Stock Units, Restricted Stock, Stock Options, Stock Appreciation Rights and Performance Share Units) granted to all individuals in all countries except those with a home country of Latin America, specifically: Argentina, Bolivia, Brazil, Chile, Columbia, Costa Rica, Ecuador, Mexico, Paraguay, Peru, Uruguay, and Venezuela.

Non-Solicitation

In consideration of your Award, you agree that during your employment with the Company and for two years following the termination of your employment for any reason, you will not directly or indirectly hire, solicit or make an offer to any employee of the Company to be employed or perform services outside of the Company. Also, you agree that during your employment with the Company and for one year following the termination of your employment for any reason, you will not directly or indirectly, solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last year of your employment with the Company. By accepting your Award, you acknowledge that the Company would suffer irreparable harm if you fail to comply with the foregoing, and that the Company would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.

Equity Awards: June 1, 2020	Page 8 of 16

Terms and Conditions of Your Equity Award:

Provisions that apply to specific Award types for all countries

a.	Restricted Stock Units (“RSUs”) including Cash-Settled RSUs and Retention RSUs (“RRSUs”)

All references in this document to RSUs include RRSUs, unless explicitly stated otherwise

i.	All RSUs

Termination of Employment including Death, Disability and Leave of Absence

Termination of Employment

In the event you cease to be an employee (other than on account of death or are disabled as described in Section 12 of the Plan) prior to the Vesting Date(s) set in your Equity Award Agreement, all then unvested RSUs, including RRSUs, under your Award shall be canceled.

However, your unvested and/or outstanding RSUs, but not RRSUs, will continue to vest upon the termination of employment if all of the following criteria are met:

•	You are on the Performance Team or any successor team thereto, at the time of termination of employment;

•	You have completed at least one year of active service since the award date of grant;

•	You have reached age 55 with 15 years of service at the time of termination of employment (age 60 with 15 years of service for the Chairman and CEO); and

•	Appropriate senior management, the Committee or the Board, as appropriate, do not exercise their discretion to cancel or otherwise limit the vesting of the RSUs.

Death or Disability

Upon your death all RSUs covered by this Agreement shall vest immediately and your Vesting Date shall be your date of death. If you are disabled as described in Section 12 of the Plan, your RSUs shall continue to vest according to the terms of your Award.

Leave of Absence

In the event of a management approved leave of absence, any unvested RSUs shall continue to vest as if you were an active employee of the Company, subject to the terms in this document and your Equity Award Agreement. If you return to active status, your unvested RSUs will continue to vest in accordance with the terms in this document and your Equity Award Agreement.

Equity Awards: June 1, 2020	Page 9 of 16

Dividend Equivalents

IBM shall not pay dividend equivalents on cash-settled or stock-settled unvested RSU awards.

Equity Awards: June 1, 2020	Page 10 of 16

Terms and Conditions of Your Equity Award:
Provisions that apply to specific Award types for all countries

ii.	RSUs Other Than Cash-Settled RSUs and Cash-Settled RRSUs

Settlement of Award

Subject to Sections 12 and 13 of the Plan and the section “Termination of Employment including Death, Disability and Leave of Absence” above, upon the Vesting Date(s), or as soon thereafter as may be practicable but in no event later than March 15 of the following calendar year, IBM shall make a payment to Participant in shares of Capital Stock equal to the number of vested RSUs, subject to any applicable tax withholding requirements as described in Section 9 of the Plan, and the respective RSUs shall thereupon be canceled. RSUs are not shares of Capital Stock and do not convey any stockholder rights.

iii.	Cash-Settled RSUs including Cash-Settled RRSUs

Settlement of Award

Subject to Sections 12 and 13 of the Plan and the section entitled “Termination of Employment including Death, Disability and Leave of Absence” above, upon the Vesting Date(s), or as soon thereafter as may be practicable but in no event later than March 15 of the following calendar year, the Company shall make a payment to Participant in cash equal to the Fair Market Value of the vested RSUs, subject to any applicable tax withholding requirements as described in Section 9 of the Plan, and the respective RSUs shall thereupon be canceled. Fair Market Value will be calculated in your home country currency at the exchange rate on the applicable Vesting Date using a commercially reasonable measure of exchange rate. RSUs are not shares of Capital Stock and do not convey any stockholder rights.

b.	Restricted Stock

Settlement of Award

Subject to Sections 12 and 13 of the Plan and the paragraph entitled “Termination of Employment including Death, Disability or Leave of Absence” below, upon the Vesting Date(s), or as soon thereafter as may be practicable but in no event later than March 15 of the following calendar year, the shares of Restricted Stock awarded under your Equity Award Agreement will be deliverable to you, subject to any applicable tax withholding requirements as described in Section 9 of the Plan.

Equity Awards: June 1, 2020	Page 11 of 16

Terms and Conditions of Your Equity Award:
Provisions that apply to specific Award types for all countries

Termination of Employment including Death, Disability and Leave of Absence

Termination of Employment

In the event you cease to be an employee (other than on account of death or are disabled as described in Section 12 of the Plan) prior to the Vesting Date(s) in your Equity Award Agreement, all then unvested shares of Restricted Stock under your Award shall be canceled (unless your Equity Award Agreement provides otherwise).

Death or Disability

Upon your death all unvested shares of Restricted Stock covered by your Equity Award Agreement shall vest immediately and your Vesting Date shall be your date of death. If you are disabled as described in Section 12 of the Plan, your unvested shares of Restricted Stock shall continue to vest according to the terms of your Equity Award Agreement.

Leave of Absence

In the event of a management approved leave of absence, any unvested shares of Restricted Stock shall continue to vest as if you were an active employee of the Company, subject to the terms in this document and your Equity Award Agreement. If you return to active status, your unvested shares of Restricted Stock will continue to vest in accordance with the terms in this document and your Equity Award Agreement.

Dividends and Other Rights

During the period that the Restricted Stock is held by IBM hereunder, such stock will remain on the books of IBM in your name, may be voted by you, and any applicable dividends shall be paid to you. Shares issued in stock splits or similar events which relate to Restricted Stock then held by IBM in your name shall be issued in your name but shall be held by IBM under the terms hereof.

Transferability

Shares of Restricted Stock awarded under your Equity Award Agreement cannot be sold, assigned, transferred, pledged or otherwise encumbered prior to the vesting of your Award as set forth in your Equity Award Agreement and any such sale, assignment, transfer, pledge or encumbrance, or any attempt thereof, shall be void.

Equity Awards: June 1, 2020	Page 12 of 16

Terms and Conditions of Your Equity Award:
Provisions that apply to specific Award types for all countries

c.	Stock Options (“Options”) and Stock Appreciation Rights (“SARs”)

i.	All Option and SAR Awards

Termination of Employment including Death, Disability and Leave of Absence

Termination of Employment

In the event you cease to be an employee (other than on account of death or are disabled as described in Section 12 of the Plan):

•	Any Options or SARs that are not exercisable as of the date your employment terminates shall be canceled immediately (unless your Equity Award Agreement provides otherwise), and

•	Any Options or SARs that are exercisable as of the date your employment terminates (other than for cause) will remain exercisable for 90 days (not three months) after the date of termination, after which any unexercised Options or SARs are canceled; provided, however, if you are a banded executive when your employment with the Company terminates (other than for cause) after you have attained age 55 and completed at least 15 years of service with the Company at the time of termination, any Options or SARs that are exercisable as of the date your employment terminates shall remain exercisable for the full term as in your Equity Award Agreement (unless your Equity Award Agreement provides otherwise).

Death or Disability

In the event of your death, all Options or SARs shall become fully exercisable and remain exercisable for their full term.

In the event you are disabled (as described in Section 12 of the Plan), any unvested Options or SARs shall continue to vest and be exercisable.

Equity Awards: June 1, 2020	Page 13 of 16

Terms and Conditions of Your Equity Award:
Provisions that apply to specific Award types for all countries

Leave of Absence

In the event of a management approved leave of absence, any unvested Options or SARs shall continue to vest and be exercisable as if you were an active employee of the Company, subject to the terms in this document and your Equity Award Agreement. If you return to active status, your Options or SARs will continue to vest and be exercisable in accordance with their terms. If you do not return to active status,

•	Your unvested Options or SARs will be canceled immediately; and

•	Your vested Options or SARs will be canceled on the later of the 91st day following your last day of active employment or the date of the termination of your leave of absence; provided, however, if you are a banded executive when your employment terminates (other than for cause) after you have attained age 55 and completed at least 15 years of service with the Company at the time of termination, any Options or SARs that are exercisable as of the date your employment terminates shall remain exercisable for the full term as in your Equity Award Agreement.

Termination of Employment for Cause

If your employment terminates for cause, all exercisable and not exercisable Options or SARs are canceled immediately.

ii.	All SAR Awards

Settlement of Award

Upon exercise, the Company shall deliver an aggregate amount, in cash, equal to the excess of the Fair Market Value of a share of Capital Stock on the date of exercise over the Exercise Price set forth in your Equity Award Agreement multiplied by the number of SARs exercised, subject to any applicable tax withholding requirements as described in Section 9 of the Plan. The value of the Award will be calculated in your home country currency at the exchange rate on the date the Award becomes fully vested using a commercially reasonable measure of exchange rate.

Equity Awards: June 1, 2020	Page 14 of 16

Terms and Conditions of Your Equity Award:
Provisions that apply to specific Award types for all countries

d.	Performance Share Units (“PSUs”)

Termination of Employment, including Death and Disability, and Leave of Absence

Termination of Employment and Leave of Absence

If you cease to be an active employee for any reason (other than on account of death or are disabled as described in Section 12 of the Plan) before the Date of Payout (in the case of a recipient in the United States, at year end of the applicable PSU Performance Period), all PSUs are canceled immediately. However, if at the time that you cease to be an active employee (provided you are not terminated for cause), you are a banded executive, have attained age 55, completed at least 15 years of service with the Company, and completed at least one year of active service during the PSU Performance Period (as set forth in your Equity Award Agreement), the PSUs granted hereunder shall be paid out on the Date of Payout (as set forth in your Equity Award Agreement) in an amount that will be prorated for the time that you work as an active executive during the PSU Performance Period, and adjusted for the performance score determined for the entire applicable performance period(s).

However, provided you are not terminated for cause, your unvested PSUs will continue to vest if all of the following criteria are met at the time you cease to be an active employee:

o	You are on the Performance Team, or any successor team thereto;

o	You have completed at least one year of active service during the PSU Performance Period (as set forth in your Equity Award Agreement);

o	You have reached age 55 with 15 years of service (age 60 with 15 years of service for the Chairman and CEO);

o	The Committee has certified that all performance conditions have been met; and

o	Appropriate senior management, the Committee or the Board, as appropriate, do not exercise their discretion to cancel or otherwise limit the payout.

Death or Disability

Prior to the Date of Payout, (i) in the event of your death or (ii) if you are disabled (as described in Section 12 of the Plan), all PSUs shall continue to vest according to the terms of your Equity Award Agreement and the PSUs will be paid on the Date of Payout, based on IBM performance, if applicable, over the entire applicable Performance Period(s).

Equity Awards: June 1, 2020	Page 15 of 16

Terms and Conditions of Your Equity Award:

Provisions that apply to specific countries

a.	Denmark

i.	All Awards

Non-Solicitation

The following part of the above non-solicitation provision does not apply to those individuals with the home country of Denmark: “In consideration of your Award, you agree that during your employment with the Company and for two years following the termination of your employment for any reason, you will not directly or indirectly hire, solicit or make an offer to any employee of the Company to be employed or perform services outside of the Company.”

b.	Israel

i.	All Awards

Data Privacy

In addition to the data privacy provisions in your Equity Award Agreement, you agree that data, including your personal data, necessary to administer this Award may be exchanged among IBM and its subsidiaries and affiliates as necessary (including transferring such data out of the country of origin both in and out of the EEA), and with any vendor engaged by IBM to administer this Award.

c.	United States

i.	All Awards

Nothing in the Plan prospectus, your Equity Award Agreement or this Document affects your rights, immunities, or obligations under any federal, state, or local law, including under the Defend Trade Secrets Act of 2016, as described in Company policies, or prohibits you from reporting possible violations of law or regulation to a government agency, as protected by law.

If you are, and have been for at least 30 days immediately preceding, a resident of, or an employee in Massachusetts at the time of the termination of your employment with IBM, cancellation and rescission provisions of the Plan will not apply if you engage in competitive activities after your employment relationship has ended with IBM. For the avoidance of doubt, cancellation and rescission provisions of the Plan will apply if you engage in (1) any Detrimental Activity prior to your employment relationship ending with IBM or (2) any Detrimental Activity described in Section 13(a) of the Plan other than engaging in competitive activities after your employment relationship has ended with IBM.

Equity Awards: June 1, 2020	Page 16 of 16

IBM

Executive Sign-on Payment Repayment Agreement

This form must be completed in order to receive your Sign-On Payment.

Employee Name	Date of Hire	E-Mail Address

Maryjo Charbonnier	TBD

Phone	Resident Location	Work Location

New York

Prior to receiving any payment, I understand and agree to the following terms:

•	I am eligible to receive a sign-on payment in the total amount of $875,000.00. The payment (“Payment Amount”) will be made as identified in the schedule below.
•	The Payment Amount is earned on the Payment Earned Date identified in the schedule below.
•	Except as otherwise provided below, if my employment with IBM or NewCo ends within one year after my date of hire, I will repay to my employer the Payment Amount.
•	In connection with IBM’s announced intention to spin-off the Managed Infrastructure Services business (NewCo) as a separate publicly listed company, which will occur on the date of the closing of such spin-off (the Closing Date), referred to below as the Transaction, my repayment requirement will continue with NewCo.
•	However, in the event that my employment with IBM or NewCo is terminated within the first year of my employment for any of the following reasons, the repayment requirement mentioned above will not apply.
1.	IBM unilaterally decides to formally change course and announces that it will not move forward with the Transaction, and the IBM Chief Executive Officer determines that my performance in moving The Transaction to closure was not a contributing factor in the decision not to complete The Transaction, and my performance was otherwise satisfactory;
2.	NewCo is purchased by another buyer and the IBM Chief Executive Officer determines that my performance was not a contributing factor in the decision to sell to another buyer, and my performance was otherwise satisfactory, but I am NOT selected for a role in NewCo that is substantially comparable in the aggregate to the terms of my offer letter, including my annual salary, bonus, equity award, and geographic location (which cannot be greater than 50 miles from my work location); or
3.	Without Cause (as defined in my Noncompetition Agreement with IBM).
•	If I take a leave of absence from working for my employer on an active, full-time basis before the Payment Earned Date or during the repayment period, the Payment Earned Date and my obligation to repay the relevant installment payment will be extended for the period of the leave of absence.
•	Similarly, if I convert to part-time employment status from active, full-time employment at IBM before the Payment Earned Date or during the repayment period, the Payment Earned Date and my obligation to repay the payment will be extended for the period of time represented by the difference between one year’s active, full-time employment and the hours worked on my part- time employment schedule.

To the extent permitted by law, I also authorize my employer to deduct any unearned sign-on payment balance, less any tax withholdings, owed to my employer from any funds my employer may owe me at the time of my departure, such as wages, commissions, vacation, or bonus payments. If, after my employer has deducted the amount from funds owed to me at the time of my departure, a balance owed to my employer remains, I shall repay the balance to my employer.

*IBM Confidential	1

IBM

Executive Sign-on Payment Repayment Agreement

This Sign-on Payment Repayment Agreement does not constitute a contract of employment or create or grant any right to continued employment with IBM for any period of time. My employment remains “at will” and may end at any time by IBM, NewCo or me, as applicable.

Payment Amount	Payment Date	Payment Earned Date
$875,000	Within 60 days of hire	1 year from my date of hire
at IBM

Employee Signature	Date
/s/ Maryjo Charbonnier	6/1/21

*IBM Confidential	2

NONCOMPETITION AGREEMENT

In recognition of your critical role as a senior executive with International Business Machines Corporation (“IBM”) and your access to IBM Confidential Information and/or IBM customer goodwill by virtue of your position, your membership on the Acceleration Team, and/or your appointment as an IBM Fellow; and/or as mutually agreed upon consideration for your promotion or hiring as a senior executive, including your eligibility for awards to be granted to you under an IBM Long-Term Performance Plan (which constitutes independent consideration for Paragraph 1(e) herein); and/or for other good and valuable consideration, you (“Employee” or “you”) agree to the terms and conditions herein of this Noncompetition Agreement (the “Agreement”). Capitalized terms not otherwise defined shall have the meaning ascribed to them in Paragraph 2.

1.     Covenants.

You acknowledge and agree that:

a)         the compensation that you will receive in connection with this Agreement, including any equity awards, cash and/or other compensation, your position as a senior executive, and/or your appointment to or continued membership on the Acceleration Team or any successor team or group (“AT”), if applicable, and/or your appointment as an IBM Fellow, if applicable, is consideration for your work at IBM, your agreement to the terms and conditions of this Agreement, and your compliance with the post-employment restrictive covenants included in this Agreement.

b)         (i) the business in which IBM and its affiliates (collectively, the “Company”) are engaged is intensely competitive; (ii) your employment by IBM and/or your membership on the AT, if applicable, and/or your role as an IBM Fellow, if applicable, requires that you have access to, and knowledge of, IBM Confidential Information, including IBM Confidential Information that pertains not only to your business or unit, but also to the Company’s global operations; (iii) you are given access to, and develop relationships with, customers of the Company at the time and expense of the Company; and (iv) by your training, experience and expertise, your services to the Company are, and will continue to be, extraordinary, special and unique.

c)          (i) the disclosure of IBM Confidential Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the business of the Company; and (ii) you will keep in strict confidence, and will not, directly or indirectly, at any time during or after your employment with IBM, disclose, furnish, disseminate, make available, rely on or use, except in the course of performing your duties of employment with IBM, any IBM Confidential Information or any other trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how you may have acquired such information.

d)          (i) IBM Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in your mind or memory and whether compiled by the Company and/or you, is owned by the Company; (ii) IBM Confidential Information includes, but is not limited to, information that derives independent economic value from not being generally known to or readily ascertainable through proper means by others who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain the secrecy of such information; (iii) IBM Confidential Information includes, but is not limited to, information that constitutes a trade secret of the Company; and (iv) the retention, disclosure and/or use of such IBM Confidential Information by you during or after your employment with IBM (except in the course of performing your duties and obligations to the Company) shall constitute a misappropriation of the Company’s trade secrets.

e)        during your employment with IBM and for twelve (12) months following the termination of your employment either by you or by IBM; (i) you will not directly or indirectly, within the Restricted Area, Engage in or Associate with (a) any Business Enterprise or (b) any competitor of the Company, if performing the duties and responsibilities of such engagement or association could result in you (1) intentionally or unintentionally using, disclosing, or relying upon IBM Confidential Information to which you had access by virtue of your job duties or other responsibilities with IBM or (2) exploiting customer goodwill cultivated in the course of your employment with IBM; however, in the event that your employment with IBM is terminated by IBM as a direct result of a resource action or similar restructuring action and not for Cause, the post-employment restriction in this clause will not apply; and (ii) you will not directly or indirectly solicit, for competitive business purposes, any actual or prospective customer of the Company which you were directly or indirectly involved with or exposed to confidential information about as part of your job responsibilities during the last twelve (12) months of your employment with IBM.

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f)          during your employment with IBM and for two {2) years following the termination of your employment either by you or by IBM for any reason, you will not directly or indirectly, within the Restricted Area, hire, solicit or make an offer to, or attempt to or participate or assist in any effort to hire, solicit, or make an offer to, any Employee of the Company to be employed or to perform services outside of the Company.

2.        Definitions.

The following terms have the meanings provided below.

a)         “Business Enterprise” means any entity that engages in, or owns or controls an interest in any entity that engages in, competition with any business unit or division of the Company in which you worked at any time during the three (3) year period prior to the termination of your employment.

b)        “Cause” means, as reasonably determined by IBM, the occurrence of any of the following: (i) embezzlement, misappropriation of corporate funds or other material acts of dishonesty; (ii) commission or conviction of any felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor (other than a minor traffic violation or other minor infraction); (iii) engagement in any activity that you know or should know could harm the business or reputation of the Company; (iv) failure to adhere to the Company’s corporate codes, policies or procedures; (v) a breach of any covenant in any employment agreement or any intellectual property agreement, or a breach of any other provision of your employment agreement, in either case if the breach is not cured to the Company’s satisfaction within a reasonable period after you are provided with notice of the breach (no notice and cure period is required if the breach cannot be cured); (vi) failure by you to perform your duties or follow management direction, which failure is not cured to the Company’s satisfaction within a reasonable period of time after a written demand for substantial performance is delivered to you (no notice or cure period is required if the failure to perform cannot be cured); (vii) violation of any statutory, contractual or common law duty or obligation to the Company, including, without limitation, the duty of loyalty; (viii) rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; or (ix) acceptance of an offer to Engage in or Associate with any business which is or becomes competitive with the Company; provided, however, that the mere failure to achieve performance objectives shall not constitute Cause.

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c)           “Employee of the Company” means any employee of the Company who worked within the Restricted Area at any time in the twelve (12) month period immediately preceding any actual or attempted hiring, solicitation or making of an offer.

d)          “Engage in or Associate with” includes, without limitation, engagement or association as a sole proprietor, owner, employer, director, partner, principal, joint venturer, associate, employee, member, consultant, or contractor. The phrase also includes engagement or association as a shareholder or investor during the course of your employment with IBM, and includes beneficial ownership of five percent (5%) or more of any class of outstanding stock of a Business Enterprise or competitor of the Company following the termination of your employment with IBM.

e)           “IBM Confidential Information” is any information of a confidential or secret nature that is disclosed to you, or created or learned by you, that relates to the business of the Company, including but not limited to trade secrets. Examples of IBM Confidential Information include, but are not limited to: the Company’s formulae, patterns, compilations, programs, devices, methods, techniques, software, tools, systems, and processes, the Company’s selling, manufacturing, and servicing methods and business techniques, implementation strategies, and information about any of the foregoing, the Company’s training, service, and business manuals, promotional materials, training courses, and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information, client data, global strategic plans, marketing plans, information about the Company’s management techniques and management strategies, information regarding long-term business opportunities, information regarding the development status of specific Company products, assessments of the global competitive landscape of the industries in which the Company competes, plans for investment in or acquisition, divestiture or disposition of products or companies or business units, expansion plans, financial status and plans, compensation information, and personnel information.

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f)           “Restricted Area” means any geographic area in the world in which you worked or for which you had job responsibilities, including supervisory responsibilities, during the last twelve (12) months of your employment with IBM. You acknowledge that IBM is a global company and that the responsibilities of certain IBM employees, including, without limitation, AT members, are global in scope.

3.    Acknowledgements.

You acknowledge that a mere agreement not to disclose, use or rely on IBM Confidential Information after your employment by IBM ends would be inadequate, standing alone, to protect IBM’s legitimate business interests. You acknowledge that disclosure of, use of, or reliance on IBM Confidential Information, whether or not intentional, is often difficult or impossible for the Company to detect until it is too late to obtain any effective remedy. You acknowledge that the Company will suffer irreparable harm if you fail to comply with Paragraph 1 or otherwise improperly disclose, use, or rely on IBM Confidential Information. You acknowledge that the restrictions set forth in Paragraph I are reasonable as to geography, scope and duration. You acknowledge that you have the right to consult with counsel prior to signing this Agreement.

4.     Injunctive Relief.

You agree that the Company would suffer irreparable harm if you were to breach, or threaten to breach, any provision of this Agreement and that the Company would by reason of such breach, or threatened breach, be entitled to injunctive relief in a court of appropriate jurisdiction, without the need to post any bond, and you further consent and stipulate to the entry of such injunctive relief in such a court prohibiting you from breaching, or further breaching, this Agreement. This Paragraph shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

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5.     Severability.

In the event that any one or more of the provisions of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, geographic scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law. Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid or unenforceable shall not in any way affect or impair the validity or enforceability of this Agreement in any other jurisdiction.

6.     Headings.

The headings in this Agreement are inserted for convenience and reference only and shall in no way affect, define, limit or describe the scope, intent or construction of any provision hereof.

7.     Waiver.

The failure of IBM to enforce any terms, provisions or covenants of this Agreement shall not be construed as a waiver of the same or of the right of IBM to enforce the same. Waiver by IBM of any claim for breach or default by you (or by any other employee or former employee of IBM) of any term or provision of this Agreement (or any similar agreement between IBM and you or any other employee or former employee of IBM) shall not operate as a waiver of any other claim for breach or default.

8.     Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon IBM, any successor organization which shall succeed to IBM by acquisition, merger, consolidation or operation of law, or by acquisition of assets of IBM and any assigns. You may not assign your obligations under this Agreement.

9.     Disclosure of Existence of Covenants.

You agree that while employed by IBM and for two (2) years thereafter, you will communicate the contents of this Agreement to any person, firm, association, partnership, corporation or other entity which you intend to be employed by, associated with or represent, prior to accepting such employment, association or representation.

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10.  Notice to IBM of Prospective Position.

You agree that if, at any time during your employment or within twelve (12) months following the termination of your employment with IBM, you are offered and intend to accept a position with any person, firm, association, partnership, corporation or other entity other than the Company, you will provide the Senior Vice President & Chief Human Resources Officer for IBM Corporation with two (2) weeks’ written notice prior to accepting any such position. This two (2) weeks’ written notice is separate from any other notice obligations you may have under agreements with IBM. If for any reason you cannot, despite using your best efforts, provide the two (2) weeks’ written notice prior to accepting any such position, you agree that you will provide two (2) weeks’ written notice prior to commencing that new position. You acknowledge and agree that a two (2) week written notice period is appropriate and necessary to permit IBM to determine whether, in its view, your proposed new position could lead to a violation of this Agreement, and you agree that you will provide IBM with such information as IBM may request to allow IBM to complete its assessment (except that you need not provide any information that would constitute confidential or trade secret information of any entity other than the Company). During the notice period required by this Paragraph, IBM may choose, in its sole discretion, to limit your duties in your position with IBM and to restrict your access to IBM’s premises, systems, products, information, and employees. IBM is committed to protect its trade secrets and other confidential and proprietary information, and will take all necessary and appropriate steps to do so. You agree to cooperate with IBM in good faith to ensure that its trade secrets and other confidential and proprietary information are not disclosed, either intentionally or inadvertently.

11.  No Oral Modification.

This Agreement may not be changed orally, but may be changed only in a writing signed by the Employee and a duly authorized representative of IBM.

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12.  Entire Agreement.

Although this Agreement sets forth the entire understanding between the Employee and IBM concerning the restrictive covenants herein, this Agreement does not impair, diminish, restrict or waive any other restrictive covenant, nondisclosure obligation or confidentiality obligation of the Employee to the Company under any other agreement, policy, plan or program of the Company. Nothing herein affects your rights, immunities or obligations under any federal, state or local law, including under the Defend Trade Secrets Act of 2016, as described in the Company’s Business Conduct Guidelines, or prohibits you from reporting possible violations of law or regulation to a government agency, as protected by law. The Employee and IBM represent that, in executing this Agreement, the Employee and IBM have not relied upon any representations or statements made, other than those set forth herein, with regard to the subject matter, basis or effect of this Agreement.

13.  Governing Law and Choice of Forum.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law rules. The parties agree that any action or proceeding with respect to this Agreement shall be brought exclusively in the state and federal courts sitting in New York County or Westchester County, New York. The parties agree to the personal jurisdiction thereof, and irrevocably waive any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum. Notwithstanding this Paragraph, (a) if you are, and have been for at least 30 (thirty) days immediately preceding, a resident of or an employee in Massachusetts at the time of the termination of your employment with IBM, the law of Massachusetts shall apply to this Agreement, and (b) if you reside in Massachusetts, and have resided for at least 30 (thirty) days immediately preceding, at the time of the termination of your employment with IBM, any action or proceeding with respect to this Agreement may be brought in the county where you reside.

MARYJO CHARBONNIER	INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Maryjo Charbonnier	By:	/s/ Joanna Daly
	(Employee Signature)		Joanna Daly
Vice President, Compensation & Benefits

6/1/21
Employee Serial No.	Date

Please see attached letter from Nickle LaMoraux for additional terms & exclusions dated 6/7/21

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Office of the Senior Vice President	1 New Orchard Road
Human Resources	Armonk, NY 10504

June 7, 2021

Ms. Maryjo Charbonnier

196 Old Army Road

Scarsdale, NY 10583

Dear Maryjo,

This letter is to clarify that the Noncompetition Agreement and the Agreement Regarding Confidential Information, Intellectual Property, and Other Matters (the “Agreements”) provided with your offer letter relates only to the scope of your role as Chief Human Resources Officer, NewCo/Kyndry l (GTS Managed Infrastructure Services) and not to other parts of IBM’s business.

Your actions as CHRO, Kyndryl, to support the Transaction, including the transfer of IBM employees to Kyndryl entities and hiring of employees to Kyndryl before and after the Transaction, shall not be considered as violating your non-solicitation obligations under the Agreements provided that such activities comply with agreements between IBM and Kyndryl regarding hiring and soliciting each other’s employees. Further you will not be considered in violation of your non-solicitation obligations under the Agreements simply by virtue of a recruitment function reporting to you, including where IBM or Kyndryl employees respond to general job postings.

However, your non-solicitation obligations under the Agreements are interpreted as requiring you to refrain from: (i) involvement in identifying or recommending covered Employees for opportunities outside IBM and/or Kyndryl (“the Company”); (ii) taking part in discussions about or providing an opinion on the suitability of a covered Employee for opportunities outside the Company; (iii) referring a covered Employee to a opportunity outside the Company; and (iv) reviewing or advising on proposed terms and conditions of employment of a covered Employee outside of the Company.

Sincerely,

/s/ Nickle J. LaMoreaux
Nickle J. LaMoreaux
Senior Vice President and Chief Human Resource Officer,
IBM Human Resources